Exhibit 4.2
				   ORYX ENERGY COMPANY

			 EXECUTIVE VARIABLE INCENTIVE PLAN

			    RESTRICTED STOCK AGREEMENT

	  THIS AGREEMENT, made as of the ______ day of                , 199__,
by and between ORYX ENERGY COMPANY, a Delaware corporation (the "Company"), and ____________________________________ ("Executive");

				  W I T N E S S E T H:

	  WHEREAS, Executive has elected to have a cash incentive compensation award earned by Executive under the Oryx Energy Company Executive Variable Incentive Plan (the "Plan") paid to Executive in shares of restricted stock of the Company; and

	  WHEREAS, pursuant to the Plan, the Company and Executive are entering into this Agreement for the purpose of evidencing the payment of such award to Executive in restricted stock and the payment of any additional awards to Executive in restricted stock that may be made under the Plan in the future;

	  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

	  1. Plan Provisions. Capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Plan. By execution of this Agreement, Executive agrees that the Restricted Stock covered hereby shall be governed by and subject to all applicable provisions of the Plan. This Agreement is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Agreement.

	  2.   Restricted Stock.

		 (a)  This Agreement covers all shares of Restricted Stock issued by the
Company to Executive pursuant to the Plan (each such issuance is herein called an "Award").  The number of shares of Restricted Stock of each Award covered hereby, the date of issuance of such shares (the "Issue Date"), the Plan Year with respect to which such shares were issued, and the Restricted Period applicable to such shares, including the date on which such Restricted Period is scheduled to terminate (the "Scheduled Termination Date"), are set forth on Exhibit A attached hereto.  Whenever (i) an Award of shares of Restricted
Stock is made to Executive after the date of this Agreement, (ii) the
Restricted Period and Scheduled Termination Date applicable to any shares of
Restricted Stock covered hereby are extended, or (iii) any shares of
Restricted Stock covered hereby vest or are forfeited (a "Subsequent Event"), the Company shall prepare, sign, and deliver to Executive a new Exhibit A to this Agreement, which shall restate the information contained in the Exhibit
A then in effect, as amended to reflect the Subsequent Event.  Such Exhibit
A, as amended and restated, shall be attached to each executed counterpart of this Agreement and shall supersede the Exhibit A then in effect.  Unless and until the shares of Restricted Stock covered hereby are delivered to
Executive upon vesting, the Restricted Stock shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by Executive in any manner.

		 (b) With respect to each Award of shares of Restricted Stock to Executive, Executive shall have the right, at any time and from time to time, to extend the Restricted Period applicable to such shares so that such Restricted Period terminates at midnight on the third anniversary of the Renewal Date (as defined below), provided that Executive notifies the Company in writing of such extension prior to the Anniversary Date
(as defined below) immediately preceding the Anniversary Date on which the then current Restricted Period is scheduled to terminate. All notices of extension of the Restricted Period given by Executive hereunder shall be irrevocable. Each extension of the Restricted Period of an Award pursuant to this Paragraph 2(b) shall be effective with respect to all (and not less than all) the shares of Restricted Stock covered by such Award. As used herein, (i) the term "Renewal Date" means the Anniversary Date next following the date that notice of extension of the Restricted Period is given by Executive hereunder and (ii) the term "Anniversary Date" means the Anniversary Date set forth on Exhibit A hereto of the shares of Restricted
Stock whose Restricted Period is being extended.

	  3.   Withholding Taxes.

		 (a) With respect to each Award of shares of Restricted Stock to Executive, Executive may elect, within 30 days of the Issue Date of such shares and on notice to the Company, to realize income for federal income tax purposes equal to the fair market value of the shares on the Issue Date.
In such event, Executive shall make arrangements satisfactory to the Compensation Committee to pay in the year of the Award any federal, state, or local taxes required to be withheld with respect to such shares. If
Executive fails to make such payments, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct in the year of the Award any federal, state, or local taxes of any kind required by law to be withheld with respect to such shares.

		 (b) (i) No later than the date of the termination of the restrictions on any of the shares of Restricted Stock covered hereby, Executive will pay to the Company or its subsidiaries, or make arrangements satisfactory to the Compensation Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock with respect to which such restrictions have terminated.

			(ii)  Executive shall, to the extent permitted by law, have the right to deliver to the Company or its subsidiaries shares of Restricted
Stock to which Executive shall be entitled upon the vesting thereof (or other unrestricted shares of Common Stock owned by Executive), valued at the fair market value of such shares at the time of such delivery to the
Company or its subsidiaries, to satisfy the obligation of Executive under
Section 3(b)(i) hereof.

		    (iii)  If Executive does not otherwise satisfy the obligation of
Executive under Section 3(b)(i) hereof, then the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Executive any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock with respect to which the restrictions on the Restricted Stock have terminated.

	  4. Legend. Each certificate representing shares of Restricted Stock covered hereby shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

	  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ASSIGNED AND TRANSFERRED TO THE RECORD HOLDER HEREOF PURSUANT TO THE TERMS OF THE ORYX ENERGY COMPANY EXECUTIVE VARIABLE INCENTIVE PLAN AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED, OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH SHARES DATED __________________, 199___. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICES OF THE CORPORATION.

	  5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

	  6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and permitted assigns; provided, however, that Executive shall not assign or otherwise transfer this Agreement or any of Executive's rights or obligations hereunder.

	  7. Entire Agreement; Amendment. This Agreement, together with Exhibit A hereto and any other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Agreement may be amended, modified, and supplemented by mutual consent of the parties hereto at any time, with respect to any of the terms contained herein, in such manner as may be agreed upon in writing by such parties.

	  8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given:

	  (a) If to the Company, when delivered by hand or on the third business day after being deposited in the United States mail (certified mail with postage prepaid) to:

		 (i)  by hand delivery:
			 Oryx Energy Company
			 13155 Noel Road
			 Dallas, Texas  75240-5067
			 Attention:  Vice President - Human Resources and
					   Administration

					-or-

	    (ii)   by mail:
			 Oryx Energy Company
			 P.O. Box 2880
			 Dallas, Texas  75221-2880
			 Attention:  Vice President - Human Resources and
					   Administration

    (b) If to Executive, when delivered by hand or on the third business day after being deposited in the United States mail (certified mail with postage prepaid) to the address for Executive contained in the Company's records.

Either party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

	9. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.


	IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first above written.

									ORYX ENERGY COMPANY


									By:
										Name:
										Title:




									[Name of Executive]

Restricted Stock Agreement
for Executive VIP

79739 06495 CORP 116269
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																		[As amended and
																		restated effective
																		_________, 199___]


												EXHIBIT A


					RESTRICTED STOCK AWARDS


	   Number of
	   Shares of
	   Restricted    Certificate                           Anniversary
Award   Stock         Number       Issue Date   Plan Year   Date
1.
2.
3.
4.
5.


	  Duration of    Scheduled
	  Restricted     Termination  Vested/
	  Period         Date         Forfeited

1.



2.
3.
4.
5.






							   Acknowledged by:

							   ORYX ENERGY COMPANY


							   By:
								 Name:
								 Title:

Exhibit A to
Restricted Stock Agreement
for Executive VIP

79739 06495 CORP 116269
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